Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Douglas Ian Shaw
	Corporate Secretary	4 West Second Street
	(631) 727-5667	Riverhead, NY 11901
(631) 727-5667 (Voice) - (631) 727-3214 (FAX)
invest@suffolkbancorp.com

SUFFOLK BANCORP ANNOUNCES EARNINGS FOR THE FIRST QUARTER

Riverhead, New York, April 12, 2005 — Suffolk Bancorp (NASDAQ - SUBK) today released the results of its operations during the first quarter of 2005. Net income for the quarter was $5,132,000, up 5.5 percent from $4,864,000 posted during the same period last year. Earnings-per-share for the quarter were $0.48, up 6.7 percent from $0.45 in the comparable period of 2004. A detailed financial summary follows the text of this release.

President and Chief Executive Officer, Thomas S. Kohlmann, commented, “We are pleased to report increases in both earnings and earning-per-share in comparison to the same quarter last year. The increase in earnings was primarily attributable to an increase in earning assets of approximately $66 million, year-to-year. The further percentage increase in earnings per share was attributable to ongoing repurchases of company stock, matching our capital account to the business opportunities at hand.”

He continued, “While short-term rates of interest have come up, longer-term rates have remained stubbornly low, limiting certain opportunities for lending. Our response has been twofold. First, as we have discussed over the past several years, as our consumer portfolio has declined for structural reasons in the industry, we have emphasized our commercial real estate and construction lending, backed by hard assets, and underwritten to our traditionally consistent and conservative standards. These credits are up 21.6 and 70.5 percent over the same time last year, respectively, and are specific opportunities in our market area. We have also increased our investment portfolio by 13.6 percent year over year, both to improve yield, and certain tax and risk-based capital considerations; but also to provide us with the liquidity to take advantage of loan demand at such time as the longer end of the yield curve is more accommodating.”

He went on to say, “Interest expense has come under pressure, increasing 22.8 percent from March 31st to March 31st. This is partly because deposit rates were at such historic lows that even a few basis points increase results in a significant percentage change in interest expense. While the industry as a whole has held the line on rate increases, a few elected to chase market share. We expect this to continue. In order to preserve the relatively low cost of our funds overall, we have turned to short-term borrowings and repurchase agreements to fund specific earning assets, although our borrowing remains reasonable as a proportion of total liabilities. While fee income has been under pressure on all fronts owing to fierce competition in the industry, particularly from ‘free’ checking, we have kept a tight rein on non-interest expense, limiting growth to just 1.9 percent vs. asset growth of 5.5 percent.”

Mr. Kohlmann added, “As we have previously disclosed, our asset-quality numbers continue to be affected by a single, credit, already substantially provided for, which remains in workout. Our net charge-offs for the quarter were favorable, at just 3 basis points of average net loans, owing to recoveries on other credits. At 163 percent of non-performing assets, our allowance continues to be computed using a consistent methodology which we test regularly for adequacy.”

He concluded, “As always, we have taken the long view of our shareholders’ interest, and we continue, managing the company prudently, keeping on a steady course through a variety of economic challenges. We remain optimistic for 2005.”

Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through Suffolk County National Bank, a full service commercial bank headquartered in Riverhead, New York. “SCNB” is Suffolk Bancorp’s wholly owned subsidiary. Organized in 1890, Suffolk County National Bank is the second largest independent bank headquartered on Long Island, with 26 offices in Suffolk County, New York.

Safe Harbor Statement Pursuant to the Private Securities Litigation Reform Act of 1995

This press release may include statements which look to the future. These can include remarks about Suffolk Bancorp, the banking industry, and the economy in general. These remarks are based on current plans and expectations. They are subject, however, to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Factors affecting Suffolk Bancorp include particularly, but are not limited to: changes in interest rates; increases or decreases in retail and commercial economic activity in Suffolk’s market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; and changes in government regulations.

PRESS RELEASE April 12, 2005 Page 2 of 4

STATISTICAL SUMMARY

(unaudited, in thousands of dollars except for share and per share data)

	1st Q 2005	1st Q 2004	Change
EARNINGS
Net Income	$5,132	$4,864	5.5%
Net Interest Income	15,494	14,962	3.6%
Earnings-Per-Share - Basic	0.48	0.45	6.7%
Cash Dividends-Per-Share	0.19	0.19	0.0%

AVERAGE BALANCES
Average Assets	1,376,604	1,329,745	3.5%
Average Net Loans	829,335	823,340	0.7%
Average Investment Securities	440,559	387,086	13.8%
Average Deposits	1,189,761	1,188,599	0.1%
Average Equity	102,074	99,419	2.7%

RATIOS
Return on Average Equity	20.11%	19.57%	2.8%
Return on Average Assets	1.49%	1.46%	2.0%
Average Equity/Assets	7.41%	7.48%	(0.9)%
Net Interest Margin (FTE)	4.90%	4.96%	(1.2)%
Efficiency Ratio	52.11%	52.37%	(0.5)%
Tier 1 Leverage Ratio Mar. 31	7.27%	7.21%	0.8%
Tier 1 Risk-based Capital Ratio Mar. 31	10.26%	10.29%	(0.3)%
Total Risk-based Capital Ratio Mar. 31	11.12%	11.20%	(0.7)%

ASSET QUALITY during period:
Net (Recoveries) Charge-offs	$67	$289	(76.8)%
Net Charge-offs/Average Net Loans (annual)	0.03%	0.14%	(78.6)%
at end of period:
Non-accrual & Restructured Loans	$5,172	$1,430	261.7%
Foreclosed Real Estate (“OREO”)	0	0	0.0%
Total Non-performing Assets	5,172	1,430	261.7%
Allowance/Non-performing Assets	163.23%	593.50%	(72.5)%
Allowance/Loans, Net of Discount	0.98%	1.01%	(3.0)%
Net Loans/Deposits	72.86%	70.88%	2.8%

EQUITY
Shares Outstanding	10,638,537	10,900,469	(2.4)%
Common Equity	$99,033	$103,055	(3.9)%
Book Value Per Common Share	9.31	9.45	(1.5)%
Tangible Common Equity	98,219	102,241	(3.9)%
Tangible Book Value Per Common Share	9.23	9.38	(1.6)%

LOAN DISTRIBUTION at end of period:
Commercial, Financial & Agricultural Loans	174,529	184,953	(5.6)%
Commercial Real Estate Mortgages	282,888	232,694	21.6%
Real Estate - Construction Loans	54,490	31,963	70.5%
Residential Mortgages (1st and 2nd Liens)	119,035	112,757	5.6%
Home Equity Loans	78,040	65,394	19.3%
Consumer Loans	149,787	208,800	(28.3)%
Other Loans	1,815	1,836	(1.1)%

Total Loans (Net of Unearned Discounts)	$860,584	$838,397	2.6%

PRESS RELEASE April 12, 2005 Page 3 of 4

CONSOLIDATED STATEMENTS OF CONDITION

(unaudited, in thousands of dollars except for share and per share data)

	March 31,		Change
	2005	2004
ASSETS
Cash & Due From Banks	$40,436	$42,359	(4.5)%
Federal Funds Sold	2,500	900	177.8%
Investment Securities:
Available for Sale, at Fair Value	417,965	366,270	14.1%
Obligations of States & Political Subdivisions	11,816	12,769	(7.5)%
Federal Reserve Bank Stock	638	638	0.0%
Federal Home Loan Bank Stock	2,500	1,535	62.9%
Corporate Bonds & Other Securities	100	100	0.0%

Total Investment Securities	433,019	381,312	13.6%

Total Loans	860,584	838,397	2.6%
Allowance for Loan Losses	8,442	8,487	(0.5)%

Net Loans	852,142	829,910	2.7%

Premises & Equipment, Net	22,677	22,740	(0.3)%
Accrued Interest Receivable, Net	5,853	5,084	15.1%
Excess of Cost Over Fair Value of Net Assets Acquired	814	814	0.0%
Other Assets	16,856	19,762	(14.7)%

TOTAL ASSETS	$1,374,297	$1,302,881	5.5%

LIABILITIES & STOCKHOLDERS’ EQUITY
Demand Deposits	$369,666	$350,692	5.4%
Saving, N.O.W. & Money Market Deposits	586,060	592,257	(1.0)%
Time Certificates of $100,000 or More	22,981	20,858	10.2%
Other Time Deposits	190,785	207,022	(7.8)%

Total Deposits	1,169,492	1,170,829	(0.1)%

Federal Home Loan Bank Borrowings	44,000	5,400	714.8%
Repurchase Agreements	42,175	—	100.0%
Dividend Payable on Common Stock	2,035	2,074	(1.9)%
Accrued Interest Payable	770	734	4.9%
Other Liabilities	16,792	20,789	(19.2)%

TOTAL LIABILITIES	1,275,264	1,199,826	6.3%

STOCKHOLDERS’ EQUITY
Common Stock (par value $2.50; 15,000,000 shares authorized; 10,638,537 and 10,900,469 shares outstanding at March 31, 2005 and 2004, respectively)	33,884	33,879	0.0%
Surplus	19,439	19,375	0.3%
Treasury Stock at Par (2,915,199 and 2,651,149 shares, respectively)	(7,288)	(6,628)	10.0%
Retained Earnings	54,864	50,120	9.5%

	100,899	96,746	4.3%
Accumulated Other Comprehensive (Loss) Income, Net of Tax	(1,866)	6,309	(129.6)%

TOTAL STOCKHOLDERS’ EQUITY	99,033	103,055	(3.9)%

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,374,297	$1,302,881	5.5%

PRESS RELEASE April 12, 2005 Page 4 of 4

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands of dollars except for share and per share data)

	For the 3 Months Ended		Change
	3/31/05	3/31/04
INTEREST INCOME
Federal Funds Sold	$10	$8	25.0%
United States Treasury Securities	96	104	(7.7)%
Obligations of States & Political Subdivisions	409	176	132.4%
Mortgage-Backed Securities	2,657	2,438	9.0%
U.S. Government Agency Obligations	1,223	1,078	13.5%
Corporate Bonds & Other Securities	31	21	47.6%
Loans	13,382	13,022	2.8%

Total Interest Income	17,808	16,847	5.7%

INTEREST EXPENSE
Saving, N.O.W. & Money Market Deposits	822	646	27.2%
Time Certificates of $100,000 or more	117	94	24.5%
Other Time Deposits	1,013	1,110	(8.7)%
Federal Funds Purchased	102	35	191.4%
Interest on Other Borrowings	260	—	100.0%

Total Interest Expense	2,314	1,885	22.8%

Net-interest Income	15,494	14,962	3.6%
Provision for Loan Losses	300	225	33.3%

Net-interest Income After Provision	15,194	14,737	3.1%

OTHER INCOME
Service Charges on Deposit Accounts	1,358	1,408	(3.6)%
Other Service Charges, Commissions & Fees	559	573	(2.4)%
Fiduciary Fees	284	313	(9.3)%
Other Operating Income	137	158	(13.3)%

Total Other Income	2,338	2,452	(4.6)%

OTHER EXPENSE
Salaries & Employee Benefits	5,524	5,508	0.3%
Net Occupancy Expense	1,019	853	19.5%
Equipment Expense	559	570	(1.9)%
Other Operating Expense	2,191	2,188	0.1%

Total Other Expense	9,293	9,119	1.9%

Income Before Provision for Income Taxes	8,239	8,070	2.1%
Provision for Income Taxes	3,107	3,206	(3.1)%

NET INCOME	$5,132	$4,864	5.5%

Average:
Common Shares Outstanding	10,764,150	10,928,342	(1.5)%
Dilutive Stock Options	32,393	35,911	(9.8)%

Average Total	10,796,543	10,964,253	(1.5)%

EARNINGS PER COMMON SHARE
Basic	$0.48	$0.45	6.7%
Diluted	$0.48	$0.44	9.1%